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                                                              FILED AND RECORDED
                                                                 JAN 21 1982
                                                                 JANE BINGIO
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       OF
                               PHARMACONSULT, INC


         THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A: 1-1 et seq., the "New Jersey Business Corporation Act."

         1. The name of the Corporation is Pharmaconsult, Inc.

         2. The address of this Corporation's initial registered office is 9 De Forest Avenue, Summit, New Jersey 07901 and the name of this Corporation's registered agent at that address is: Robert F. Schaul.

         3. The purposes for which this Corporation is organized are to engage in any activities within the purposes for which a corporation may be organized under the "New Jersey Business Corporation Act", N.J.S. 14A: 1-1 et seq.

         4. The aggregate number of shares which the Corporation shall have authority to issue is 2,500 capital stock without par value.

         5. One person will constitute the first Board of Directors, his name is as follows: Harry Dugger, Lake Trail East, Morristown, N.J. 07960.

         6. The name and address of the incorporator is: Robert Schaul, 9 De Forest Avenue, Summit, New Jersey 07901.

         IN WITNESS WHEREOF, the incorporator, being over the age of 21 years, has signed this certificate on 14 January

                                                         /s/ Robert F. Schaul
                                                         -----------------------
                                                         ROBERT F. SCHAUL

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                                                                     FILED
                                                                  AUG 12 1991
                                                                 JOAN HABERLE
                                                              Secretary of State


                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                               PHARMACONSULT, INC.



To: Secretary of State
    State of New Jersey


         Pursuant to the provisions of Sections 14A:9-2(4) and 14A:9-4(3) of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is: Pharmaconsult, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by unanimous consent of the Directors and Shareholders of the corporation on July 31, 1991:.

         RESOLVED, that Pararaph 1 of the Certificate of Incorporation be amended to read as follows:

                  l. The name of the Corporation is:

                      FLEMINGTON PHARMACEUTICAL CORPORATION

         3. At the time of the adoption of the amendment set forth above, the number of shares outstanding and entitled to vote thereon was 100. There were no shares entitled to vote thereon as a class or series.

         4. The number of shares voting for and against the amendment is as follows:

            Number of Shares Voting           Number of Shares Voting
               For Amendment                    Against Amendment

                   100                                0



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         5. The effective date of this amendment to the Certificate of
Incorporation shall be August 15, 1991.

Signed this 1st day of August, 1991.

                                                      PHARMACONSULT, INC.


                                                      By: /s/ Harry A. Dugger
                                                         -----------------------
                                                            Harry A. Dugger, III
                                                            President



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                                                                     FILED
                                                                  MAY 5 1992
                                                               DANIEL J. DALTON
                                                              Secretary of State

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      FLEMINGTON PHARMACEUTICAL CORPORATION





         Pursuant to the provisions of Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Certificate of Amendment of the Certificate of Incorporation:


         FIRST:   The name of the corporation is:

                  FLEMINGTON PHARMACEUTICAL CORPORATION


         SECOND: The following amendment to Article 4 and the addition of new Articles 7 and 8 to the Certificate of Incorporation were approved by the written consent of all of the members of the Board of Directors of the corporation, without a meeting, pursuant to Section 14A:6-7 of the New Jersey Business Corporation Act (the "Act"), and thereafter submitted to all of the shareholders of the corporation pursuant to Section 14A:9-2(4) of the Act. Said amendment and new Articles were duly adopted by the written consent of all of the shareholders, without a meeting, pursuant to Section 14A:5-6 of the Act on May 4, 1992. The number of common shares represented by such consent is 200, being all of the issued and outstanding shares of common stock, no par value, which is the only class of stock outstanding and entitled to vote thereon:


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         "4. The total number of shares of capital stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares, of which ten million (10,00,000 shares shall be Common Stock, par value $.0l per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.0l per share.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                  (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any

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         other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

                  (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative."

         "7. No director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, provided that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act, as so amended.

         8. The corporation shall indemnify to the full extent permitted by the laws of the State of New Jersey as from time to time in effect, each person who is or was a director or officer of the corporation in the event that he is or was a party or is

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threatened to be made a party to, or otherwise requires representation by counsel in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article shall also include the right of such persons to be paid in advance by the corporation for their expenses to the full extent permitted by laws of the State of New Jersey as from time to time in effect. The right to indemnification conferred on the directors and officers of the corporation by this Article shall be a contract right in favor of such directors and officers, and shall extend to all actions and omissions taken by the directors and officers of the corporation, whether before or after the effective date of this Article.

         The corporation may, by action of its Board of Directors, indemnify each person who is or was an employee or agent of the corporation in the event that he is or was a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

         The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         Neither the amendment or repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

         The right of indemnification provided for in this Article shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder."

         THIRD: All of the presently issued and outstanding shares of common stock, exclusive of treasury stock, shall be exchanged in the ratio of 1 share of present common stock for 7,461.605 shares of the new authorized common stock.

         IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation was executed on behalf of the corporation this 4th day of May, 1992.


                                       FLEMINGTON PHARMACEUTICAL CORPORATION


                                       By: /s/ Harry A. Dugger
                                           ----------------------------------
                                           Harry A. Dugger, III, President